Exhibit 4.14

SIXTH SUPPLEMENTAL INDENTURE

SIXTH SUPPLEMENTAL INDENTURE (this “Sixth Supplemental Indenture”), dated as of October 31, 2018, between Horizon Pharma USA, Inc., a Delaware corporation (the “New Issuer”), and U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, Horizon Pharma Financing, Inc., a Delaware corporation (the “Escrow Issuer”) has heretofore executed and delivered to the Trustee an indenture (the “Initial Indenture”), dated as of April 29, 2015, providing for the issuance of 6.625% Senior Notes due 2023 (the “Notes”);

WHEREAS, on May 7, 2015, the Escrow Issuer merged with and into Horizon Pharma, Inc., a Delaware corporation (the “Company”), with the Company being the surviving entity of such merger and the Escrow Issuer ceasing to exist (the “2015 Merger”);

WHEREAS, in connection with the 2015 Merger, the Company, the Escrow Issuer and the Guarantors party thereto executed and delivered to the Trustee a first supplemental indenture to the Initial Indenture (the “First Supplemental Indenture”);

WHEREAS, on May 10, 2016, Horizon Pharma Rheumatology LLC executed and delivered to the Trustee a second supplemental indenture to the Initial Indenture (the “Second Supplemental Indenture”);

WHEREAS, on October 25, 2016, Raptor Pharmaceutical Corp. and Raptor Pharmaceuticals Inc. executed and delivered to the Trustee a third supplemental indenture to the Initial Indenture (the “Third Supplemental Indenture”);

WHEREAS, on October 23, 2017, Horizon Pharma Tepro, Inc. executed and delivered to the Trustee a fourth supplemental indenture to the Initial Indenture (the “Fourth Supplemental Indenture”);

WHEREAS, on October 19, 2018, Horizon Pharma Services LLC executed and delivered to the Trustee a fifth supplemental indenture to the Initial Indenture (the “Fifth Supplemental Indenture” and the Initial Indenture as supplemented by the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture and the Fifth Supplemental Indenture, the “Indenture”);

WHEREAS, on the date hereof, the Company is merging with and into the New Issuer, with the New Issuer being the surviving entity of such merger and the Company ceasing to exist (the “Merger”); and

WHEREAS, pursuant to Section 9.01(c) of the Indenture, the Trustee and the New Issuer are authorized to execute and deliver this Sixth Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties to this Sixth Supplemental Indenture mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. ASSUMPTION OF OBLIGATIONS. Effective upon the consummation of the Merger, the New Issuer, pursuant to Article 5 of the Indenture, hereby expressly assumes and agrees to pay, perform and/or discharge when due each and every debt, obligation, covenant and agreement incurred, made or to be paid, performed or discharged by the Company under the Indenture and the Notes. The New Issuer hereby agrees to be bound by all the terms, provisions and conditions of the Indenture and the Notes to which the Company was theretofore bound and, as the surviving entity, shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture and the Notes.

3. RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURES PART OF INDENTURE. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Sixth Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

4. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Company, the New Issuer or any Guarantor, as such, will have any liability for any obligations of the Company, the New Issuer or the Guarantors under the Notes, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

5. NEW YORK LAW TO GOVERN; WAIVER OF JURY TRIAL. THIS SIXTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH OF THE COMPANY AND THE GUARANTORS CONSENTS AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE OR U.S. FEDERAL COURT LOCATED IN THE BOROUGH OF MANHATTAN, CITY OF NEW YORK, COUNTY OF NEW YORK, STATE OF NEW YORK IN RELATION TO ANY LEGAL ACTION OR PROCEEDING (I) ARISING OUT OF, RELATING TO OR IN CONNECTION WITH THIS INDENTURE, AS SUPPLEMENTED, THE NOTES, THE GUARANTEES AND ANY RELATED DOCUMENTS AND/OR (II) ARISING UNDER ANY U.S. FEDERAL OR U.S. STATE SECURITIES LAWS IN RESPECT OF THE NOTES, THE GUARANTEES AND ANY SECURITIES ISSUED PURSUANT TO THE TERMS OF THE INDENTURE, AS SUPPLEMENTED. EACH OF THE COMPANY AND THE GUARANTORS WAIVES ANY OBJECTION TO PROCEEDINGS IN ANY SUCH COURTS, WHETHER ON THE GROUND OF VENUE OR ON THE GROUND THAT THE PROCEEDINGS HAVE BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE COMPANY AND THE GUARANTORS, TO THE EXTENT ORGANIZED OUTSIDE OF THE UNITED STATES, SHALL APPOINT HORIZON PHARMA, INC. (HORIZON PHARMA, INC., 520 LAKE COOK ROAD, SUITE 520, DEERFIELD, IL 60015), AS ITS AGENT FOR SERVICE OF PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING AND AGREES THAT SERVICE OF PROCESS UPON SAID AUTHORIZED AGENT SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON IT IN ANY SUCH SUIT, ACTION OR PROCEEDING. EACH OF THE COMPANY AND THE GUARANTORS AGREES TO DELIVER, UPON THE EXECUTION AND DELIVERY OF THIS SIXTH SUPPLEMENTAL INDENTURE, A WRITTEN ACCEPTANCE BY SUCH AGENT OF ITS APPOINTMENT AS SUCH AGENT. EACH OF THE COMPANY AND THE GUARANTORS, TO THE EXTENT ORGANIZED OUTSIDE OF THE UNITED STATES, FURTHER AGREES TO TAKE ANY AND ALL ACTION, INCLUDING THE FILING OF ANY AND ALL SUCH DOCUMENTS AND INSTRUMENTS, AS MAY BE REASONABLY NECESSARY TO CONTINUE SUCH DESIGNATION AND APPOINTMENT OF CT CORPORATION SYSTEM IN FULL FORCE AND EFFECT FOR SO LONG AS THE INDENTURE, AS SUPPLEMENTED, REMAINS IN FORCE. THE COMPANY, THE TRUSTEE AND EACH OF THE GUARANTORS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SIXTH SUPPLEMENTAL INDENTURE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

6. COUNTERPARTS. The parties may sign any number of copies of this Sixth Supplemental Indenture. Each signed copy (which may be provided via facsimile or other electronic transmission) shall be an original, but all of them together represent the same agreement.

7. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

8. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Sixth Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the New Issuer.

IN WITNESS WHEREOF, the parties hereto have caused this Sixth Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: October 31, 2018

HORIZON PHARMA USA, INC.

By:	/s/ Paul W. Hoelscher
Name: Paul W. Hoelscher
Title: EVP and Chief Financial Officer

[Signature Page to Sixth Supplemental Indenture]

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Raymond S. Haverstock
Name: Raymond S. Haverstock
Title: Vice President

[Signature Page to Sixth Supplemental Indenture]